UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Shareholders (“Annual Meeting”) of Morgan Stanley (the “Company”) held on Tuesday, May 15, 2012, shareholders approved the amendment of the Company’s 2007 Equity Incentive Compensation Plan (the “EICP”) to authorize an additional 50 million shares to be available for issuance as awards under the EICP and to extend the term of the EICP for an additional 5 years.

For a description of the terms and conditions of the EICP, as amended and restated as of March 22, 2012, see “Summary of the EICP as Proposed to be Amended” under “Item 3. Company Proposal to Amend the 2007 Equity Incentive Compensation Plan” in the proxy statement filed with the Securities and Exchange Commission on April 5, 2012 for the Company’s Annual Meeting (the “2012 Proxy”), which description is incorporated herein by reference.  The description of the EICP contained in the 2012 Proxy is qualified in its entirety by reference to the full text of the EICP, a copy of which is filed hereto as Exhibit 10.1.

At the Annual Meeting, the shareholders also approved the amendment of the Directors’ Equity Capital Accumulation Plan (“DECAP”) to authorize an additional 750,000 shares to be available for issuance as awards under DECAP.

For a description of the terms and conditions of DECAP, as amended and restated as of March 22, 2012, see “Summary of DECAP as Proposed to be Amended” under “Item 4. Company Proposal to Amend the Directors’ Equity Capital Accumulation Plan” in the 2012 Proxy, which description is incorporated herein by reference.  The description of DECAP contained in the 2012 Proxy is qualified in its entirety by reference to the full text of DECAP, a copy of which is filed hereto as Exhibit 10.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor, (iii) amend the Company’s 2007 Equity Incentive Compensation Plan, (iv) amend the Company’s Directors’ Equity Capital Accumulation Plan and (v) approve the compensation of executives as disclosed in the proxy statement (a non-binding advisory resolution).

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The shareholders’ vote ratified the appointment of the independent auditor. The proposals to amend (i) the Company’s 2007 Equity Incentive Compensation Plan and (ii) the Directors’ Equity Capital Accumulation Plan were approved. The proposal to approve the compensation of executives as disclosed in the 2012 Proxy, through an advisory resolution, was approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-vote
1. Election of Directors
Roy J. Bostock	1,565,019,215	44,168,876	4,670,336	152,448,226
Erskine B. Bowles	1,573,453,326	37,128,904	3,276,197	152,448,226
Howard J. Davies	1,595,628,008	13,339,677	4,890,742	152,448,226
James P. Gorman	1,586,216,484	23,749,959	3,891,984	152,448,226
C. Robert Kidder	1,582,056,083	27,943,372	3,858,972	152,448,226
Klaus Kleinfeld	1,576,809,393	32,974,122	4,074,912	152,448,226
Donald T. Nicolaisen	1,588,562,198	20,725,857	4,570,372	152,448,226

2

	For	Against	Abstain	Broker Non-vote
Hutham S. Olayan	1,587,083,622	21,285,182	5,489,623	152,448,226
James W. Owens	1,596,629,346	12,037,358	5,191,723	152,448,226
O. Griffith Sexton	1,597,595,380	10,022,792	6,240,255	152,448,226
Ryosuke Tamakoshi	1,593,180,056	16,125,459	4,552,912	152,448,226
Masaaki Tanaka	1,593,201,441	16,073,192	4,583,794	152,448,226
Laura D. Tyson	1,502,773,289	101,229,110	9,856,028	152,448,226

2. Ratification of Appointment of Independent Auditor	1,747,869,087	15,248,461	3,189,105	*

3. Approval of Amendment of the Company’s 2007 Equity Incentive Compensation Plan	1,318,002,414	290,766,219	5,089,794	152,448,226

4. Approval of Amendment of the Company’s Directors’ Equity Capital Accumulation Plan	1,495,375,093	112,542,614	5,940,720	152,448,226

5. Approval of Compensation of Executives (Non-Binding Advisory Resolution)	1,516,728,197	84,644,346	12,485,884	152,448,226

* Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

10.1	2007 Equity Incentive Compensation Plan, as amended and restated as of March 22, 2012.

10.2	Directors’ Equity Capital Accumulation Plan, as amended and restated as of March 22, 2012.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 16, 2012	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary